RESTATED ARTICLES OF INCORPORATION FOR
JK MINERALS, INC.
A Wyoming Statutory Close Corporation

The undersigned, Jon C. Nicolaysen, President of JK Minerals, Inc., a Wyoming statutory close corporation under the provisions of the Wyoming Business Corporation Act and the Wyoming Statutory Close Corporation Supplement adopts the following Articles of Incorporation.

ARTICLE ONE

That the name of this Wyoming statutory close corporation is JK Minerals, Inc.

ARTICLE TWO

That this entity is a Wyoming Statutory Close corporation.

ARTICLE THREE

That the aggregate number of shares of one class which the closed corporation shall have the authority to issue is unlimited. The shares shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

93 AUG 19 AM 7:38

WYOMING SECRETARY OF STATE

ARTICLE FOUR

That the street address of the close corporation's initial registered office and the name of its initial registered agent at that office is:

Keith P. Tyler
140 North Center Street
Casper, Wyoming 82601

ARTICLE FIVE

That this statutory close corporation will operate without a Board of Directors. Decisions concerning the corporation shall be made by a simple majority vote of the shareholders.

ARTICLE SIX

That this statutory close corporation will not adopt Bylaws, but will manage the affairs and business of the corporation according to the terms of a shareholders' agreement entered into by the shareholders of the corporation.

ARTICLE SEVEN

That this statutory close corporation may be dissolved at will by a vote of fifty-one percent (51%) of the shareholders.

ARTICLE EIGHT

That the name and address of each incorporator is:

Jon C. Nicolaysen
140 North Center Street
Casper, Wyoming 82601

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature on this 18th day of August, 1993.

JON C. NICOLAYSEN

STATE OF WYOMING)
) S.S.
COUNTY OF NATRONA)

The undersigned, Jon C. Nicolaysen, being the President named in and who has signed the foregoing Restated Articles of Incorporation, for himself says under oath, that he has read the Restated Articles of Incorporation of JK Minerals, Inc., and that the statements therein contained are true.

JON C. NICOLAYSEN

Subscribed and sworn to before me by Jon C. Nicolaysen, this 18 day of August, 1993.

Witness my hand and official seal.

[SEAL]
VICKIE [illegible] - Notary Public
County [illegible] State of
[illegible] Wisconsin
My Commission Expires Oct. 24, 1995

My Commission expires:

October 24, 1995

Vickie L King-Kincaid
Notary Public